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                                                                    EXHIBIT 23.2



                                   CONSENT OF
                            ALLAN SPIVAK ENGINEERING


As independent oil and gas consultants, Allan Spivak Engineering hereby consents to the use of our reserve report dated as of March, 2003, and all references to our firm included in or made a part of the Ivanhoe Energy Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 17, 2003.



                                            Yours truly,

                                            ALLAN SPIVAK ENGINEERING


                                            "Allan Spivak"
                                            ------------------------------------
                                             Allan Spivak, President

                                             March 1, 2003